Exhibit 99.1
BUZZFEED, INC. SECURES $40 MILLION LOAN

New Credit Agreement Enables BuzzFeed, Inc. to Eliminate Convertible Debt in Full and Purchase 4.9% of Its Class A Common Stock

NEW YORK – (May 27, 2025) – BuzzFeed, Inc. (“BuzzFeed” or the “Company”) (Nasdaq: BZFD) today announced it has entered into a new $40 million term loan provided by Sound Point Agency LLC. The agreement will offer BuzzFeed increased financial flexibility to support its business operations, simplify its capital structure, and invest in strategic initiatives.

BuzzFeed intends to use a portion of the proceeds to repay, in full, its outstanding convertible notes. Once that redemption process is completed, BuzzFeed will have fully terminated its convertible debt obligations.

The Company also agreed to purchase 1,826,845 shares of its Class A common stock in a privately negotiated transaction with a single shareholder at a price of $1.824 per share. The transaction currently represents 4.9% of BuzzFeed's Class A common stock outstanding.

The new credit facility enhances BuzzFeed’s capital position and accelerates its focus on long-term growth and financial discipline.

Lucid Capital served as the placing agent for BuzzFeed.

Additional details are available in the Company’s 8-K filed with the SEC on May 27, 2025.

We will continue to disclose information on our Investor Relations website at investors.buzzfeed.com.

About BuzzFeed, Inc.

BuzzFeed, Inc. is home to the best of the Internet. Across entertainment, news, food, pop culture, and commerce, our brands drive conversation and inspire what audiences watch, read, and buy now—and into the future. Born on the Internet in 2006, BuzzFeed is committed to making it better: providing trusted, quality, brand-safe news and entertainment to hundreds of millions of people; making content on the Internet more inclusive, empathetic, and creative; and inspiring our audience to live better lives.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts (including our outlook for 2025), or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “affect,” “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

Exhibit 99.1

These risks and uncertainties include, but are not limited to: (1) macroeconomic factors including: adverse economic conditions in the United States and globally, including the potential onset of recession; potential government shutdowns or failure to raise the U.S. federal debt ceiling; current global supply chain disruptions; the ongoing conflicts between Russia and Ukraine and between Israel and Hamas and any related sanctions and geopolitical tensions, and further escalation of trade tensions between the U.S. and its trading partners; tariffs; the inflationary environment; and the competitive labor market; (2) developments relating to our competitors and the digital media industry, including overall demand of advertising in the markets in which we operate; (3) demand for our products and services or changes in traffic or engagement with our brands and content; (4) changes in the business and competitive environment in which we and our current and prospective partners and advertisers operate; (5) our future capital requirements, including, but not limited to, our ability to obtain additional capital in the future, to repurchase our $29.7 million aggregate principal amount of unsecured convertible notes due 2026 (i.e., the “Notes”) upon a fundamental change such as the delisting of our Class A common stock, at their maturity, or upon the holders of the Notes requiring repayment of their Notes on or after May 31, 2025, any restrictions imposed by, or commitments under, the indenture governing the Notes or agreements governing any future indebtedness, and any restrictions on our ability to access our cash and cash equivalents; (6) developments in the law and government regulation, including, but not limited to, revised foreign content and ownership regulations, and the outcomes of legal proceedings, regulatory disputes, or governmental investigations to which we are subject; (7) the benefits of our restructuring; (8) our success divesting of companies, assets, or brands we sell, or in integrating and supporting the companies we acquire; (9) our success in launching new products or platforms, including any new social media platform; (10) technological developments including artificial intelligence; (11) our success in retaining or recruiting, or changes required in, officers, other key employees or directors; (12) use of content creators and on-camera talent and relationships with third parties managing certain of our branded operations outside of the United States; (13) the security of our information technology systems or data; (14) disruption in our service, or by our failure to timely and effectively scale and adapt our existing technology and infrastructure; (15) our ability to maintain the listing of our Class A common stock and warrants on The Nasdaq Stock Market LLC; and (16) those factors described under the sections entitled “Risk Factors” in the Company’s annual and quarterly filings with the Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

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Contacts

Media Contact: juliana.clifton@buzzfeed.com
Investor Relations: investors@buzzfeed.com